UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

CONATUS PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

16745 West Bernardo Drive, Suite 200
San Diego, CA		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 376-2600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salaries and Bonuses of Executive Officers

On January 26, 2017, the Compensation Committee of the Board of Directors of Conatus Pharmaceuticals Inc. established the base salaries to be paid to the executive officers listed below, effective January 1, 2017, set target cash bonuses for the 2017 fiscal year for each of the executive officers listed below and approved cash bonus payments for the 2016 fiscal year to be paid to each of the executive officers listed below.

The new base salaries, 2017 target cash bonus payments and 2016 actual cash bonus payments are as follows:

Name	Title	2017 Base Salary	2017 Target Cash Bonus	2016 Actual Cash Bonus
Steven J. Mento, Ph.D.	President and Chief Executive Officer	$521,433	$260,717	$314,875
Alfred P. Spada, Ph.D.	Executive Vice President, Research and Development and Chief Scientific Officer	$400,212	$160,085	$185,605
David T. Hagerty, M.D.	Executive Vice President, Clinical Development	$402,781	$161,112	$186,797
Charles J. Cashion	Senior Vice President, Finance, Chief Financial Officer and Secretary	$339,112	$118,689	$137,610

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2017	CONATUS PHARMACEUTICALS INC.

	By:	/s/ Charles J. Cashion
	Name:	Charles J. Cashion
	Title:	Senior Vice President, Finance,
Chief Financial Officer and Secretary